                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the registrant [x]

Filed by a party other than the registrant []

Check the appropriate box:

[]  Preliminary proxy statement

[x] Definitive proxy statement

[]  Definitive additional materials

[]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ATWOOD OCEANICS, INC.
             (Name of Registrant as Specified in Its Charter)

                           ATWOOD OCEANICS, INC.
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

          [x] $125 per Exchange Act Rule 0-11(c)(l)(ii), 14a-6(i)(l), or
              14a-6(j)(2).

          [] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          []  Fee computed on table below per Exchange Act Rules
              14-a6(i)(4) and 0-11.

          (1) Title of each class of securities to which transactions applies: N/A

          (2) Aggregate number of securities to which transaction applies: N/A

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

          (4)  Proposed maximum aggregate value of transaction:  N/A

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:  N/A

          (2)  Form, schedule or registration statement no.:  N/A

          (3)  Filing party:  N/A

          (4)  Date filed:  N/A

                           ATWOOD OCEANICS, INC.

                        15835 PARK TEN PLACE DRIVE
                           HOUSTON, TEXAS 77084



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                             Houston, Texas
                                                           January 17, 1994

To the Shareholders of
ATWOOD OCEANICS, INC.:

Notice is hereby given that, pursuant to the provisions of the By-laws of Atwood Oceanics, Inc., the Annual Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 10, 1994, for the following purposes:

     1. To elect six (6) members of the Board of Directors for the term of office specified in the accompanying Proxy Statement.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on December 31, 1993 will be entitled to notice of and to vote at the Annual Meeting.

Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and properly mail the enclosed proxy for which a stamped return envelope is provided.


By Order of the Board of Directors



                                        JAMES M. HOLLAND, Secretary

                      ANNUAL MEETING OF SHAREHOLDERS

                           ATWOOD OCEANICS, INC.

                              _______________
                              PROXY STATEMENT
                              _______________

                             January 17, 1994

                     SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock, par value $1.00 ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes called the "Company") of record at the close of business of December 31, 1993 will be entitled to vote at the Annual Meeting of Shareholders to be held February 10, 1994 at 10:00 o'clock A.M., Houston Time, at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on January 17, 1994.

                      PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owner of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, telegram, or oral communication with some shareholders of the Company, following the original solicitation. All such further solicitation will be made by regular employees of the Company and the cost will be borne by the Company.

                             VOTING SECURITIES

     At the close of business on December 31, 1993, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 6,582,613 shares of Common Stock of the Company outstanding. The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent approval of the election of the directors nominated in this Proxy Statement to the same extent as a vote withholding authority to vote for the election of directors so nominated. Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which the Company is incorporated, require the shareholder to give the Secretary of the Company written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attention: James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.

                          PRINCIPAL SHAREHOLDERS

     The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of December 31, 1993 (except as otherwise indicated). The information set forth below (other than with respect to Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.) is based on materials furnished to the Company in connection with Securities and Exchange Commission filings by or on behalf of the shareholders named below, as of various dates during the Company's fiscal year. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

Name and Address                             Shares Owned  Percent
                                             Beneficially  of Class


Helmerich & Payne Intl. Drilling Co.(1)           820,124    12.46%
     Utica at 21st
     Tulsa, Oklahoma
Helmerich & Payne, Inc.(1)                        779,876    11.85%
     Utica at 21st
     Tulsa, Oklahoma
Forstmann-Leff Associates Inc. (2)              1,102,250    16.74%
FLA Asset Management, Inc. (2)
Stamford Advisers Corp. (2)
     55 East 52nd Street
     New York, New York 10055
Insurance Company of North America (3)            564,395     8.57%
Connecticut General Life Insurance Company (3)
Philadelphia Investment Corporation
  of Delaware (3)

CIGNA Corporation (3)
     One Liberty Place
     1601 Chestnut
     Philadelphia, PA 19192
FMR Corp (4)                                      582,400     8.85%
Edward C. Johnson 3d (4)
     82 Devonshire Street
     Boston, MA 02109
R.B. Haave Associates, Inc. (5)                   476,500     7.24%
     270 Madison Avenue
     13th Floor
     New York, New York 10016
Wanger Asset Management, Ltd. (6)                 348,500     5.29%
Wanger Asset Management, L.P.
     227 West Monroe
     Suite 3000
     Chicago, Illinois 60606

___________________

     (1) Walter H. Helmerich, III is Chairman and a director, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, respectively, of Helmerich & Payne, Inc. Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of Helmerich & Payne, Inc., which with its wholly-owed subsidiary, Helmerich & Payne International Drilling Co., owns of record and beneficially 1,600,000 shares of Common Stock of the Company. Messrs. Walter H. Helmerich, III and Hans Helmerich have denied beneficial ownership of the Common Stock owned by these companies.

     (2) FLA Asset Management, Inc. and Stamford Advisers Corp. are subsidiaries of Forstmann-Leff Associates Inc. Forstmann-Leff Associates, Inc. has sole voting power with respect to 642,700 shares, shared voting power with respect to 92,850 shares, sole dispositive power with respect to 898,400 shares and shared dispositive power with respect to 203,850 shares of the Company's Common Stock. FLA Asset Management, Inc. has no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and has shared voting power with respect to 40,850 shares and shared dispositive power with respect to 151,850 shares of the Company's Common Stock. Stamford Advisers Corp. has no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and has shared voting power and shared dispositive power with respect to 52,000 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 3 to Schedule 13G dated February 10, 1993 filed with the Securities and Exchange Commission by Forstmann-Leff Associates, Inc., FLA Asset Management, Inc. and Stamford Advisers Corp.

     (3) Insurance Company of North America ("INA"), Connecticut General Life Insurance Company ("CG") and Philadelphia Investment Corporation of Delaware ("PICD") are indirect, wholly-owned subsidiaries of CIGNA Corporation ("CIGNA"). Of the 564,395 shares of Common Stock reflected as beneficially owned, INA has shared voting and dispositive power with respect to 561,402 of such shares, PICD has shared voting power with respect to 561,402 of such shares and no dispositive power with respect to any of such shares, and CIGNA has shared voting and dispositive power with respect to all of such shares. The foregoing information was obtained from an Amendment No. 2 to Schedule 13D dated February 27, 1992 and Form 4 Reports dated December 8, 1993 and December 9, 1993 filed with the Securities and Exchange Commission by INA, CG, PICD and/or CIGNA.

     (4) FMR Corp. has sole voting power with respect to 551,600 shares and sole dispositive power with respect to 582,400 shares of the Company's Common Stock. Edward C. Johnson 3d has sole dispositive power with respect to 582,400 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 3 to
          Schedule 13G dated February 14, 1993 filed with the Securities and Exchange Commission by FMR Corp.

     (5) R. B. Haave Associates, Inc. has sole voting and dispositive power with respect to 476,500 shares of the Company's Common Stock. The foregoing information was obtained from Schedule 13G dated November 17, 1993 filed with the Securities and Exchange Commission by R. B. Haave Associates, Inc.

     (6) Wanger Asset Management, Ltd. ("WAM LTD") is the general partner of Wanger Asset Management, L.P. ("WAM L.P."). WAM LTD. and WAM L.P. have no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and have shared dispositive power with respect to 348,500 shares of the Company's Common Stock. The foregoing information was obtained from Schedule 13G dated February 15, 1993 filed with the Securities and Exchange Commission by WAM LTD. and WAM L.P.

          COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 31, 1993 by each of the directors, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                       Shares Owned   Percent
Nominees or Group                       Beneficially   of Class

Robert W. Burgess                            -           0.00%
George S. Dotson                             -           0.00%
Walter H. Helmerich, III                    (1)          0.00%
Hans Helmerich                              (1)          0.00%
William J. Morrissey                         -           0.00%
John R. Irwin                              6,500 (3)      (2)
James M. Holland                           6,942 (4)      (2)
Larry P. Till                              4,675 (3)      (2)
Glen P. Kelley                             2,225 (3)      (2)
Robert E. Turrentine                         900          (2)
All directors and executive officers
     as a group (10 persons)              21,242 (5)      (2)



____________


     (1)  See Note (1) on page 4 for more information.
     (2)  Less than 1%.
     (3)  All of such shares may be acquired upon the exercise of options.
     (4) Includes 5,875 shares which may be acquired upon the exercise of options.
     (5) Includes 19,275 shares which may be acquired upon the exercise of options.

                            EXECUTIVE OFFICERS

     Set forth below are the executive officers of the company. The office held, date of first election to that office and the age of each officer as of the close of business on December 31, 1993 are indicated opposite his name.

                                                  Date of
                                                   First
Name                          Offices Held        Election    Age


John R. Irwin            President and Chief        March      48
                              Executive Officer     1993

James M. Holland         Senior Vice President    October      48
                              and Secretary         1988

Glen P. Kelley           Vice President -         October      45
                              Contracts and         1988
                              Administration

Larry P. Till            Vice President -           June       49
                              Operations            1984

          No family relationship exists between any of the above executive officers. All officers of the Company serve at the pleasure of the Board of Directors and may be removed at any time with or without cause.

     Mr. Irwin joined the Company in July 1979, serving as Operations Manager
- - - - Technical Services.  He was elected Vice President - Operations in November
1980, Executive Vice President in October 1988, President and Chief Operating
Officer in November 1992, and President and Chief Executive Officer in March
1993.

     Mr. Holland joined the Company as Accounting Manager in April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

     Mr. Kelley rejoined the Company in January 1983 as Manager of Operations Administration. He was elected Vice President - Contracts and Administration in October 1988.

     Mr. Till joined the Company in February 1983 as General Manager - Technical. He was elected Vice President - Technical Services in June 1984 and Vice President - Operations in November 1992.

                           ELECTION OF DIRECTORS

     At the meeting six (6) Directors (leaving one position vacant) are to be elected for terms of one year each. Although the Company's Bylaws provide that the Board of Directors consists of seven (7) persons, the Company has not yet identified a suitable nominee to fill the vacancy. Accordingly, only six (6) persons are nominated for election as directors, and shares may not be voted for a greater number of persons than the number of nominees named.

     The persons named in the enclosed form of proxy (James M. Holland and Larry P. Till) have advised that they will vote all shares represented by proxies for the election of the six nominees for Director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board.


                             Present    Served as
                             Position   a Director
                             with the   Continuously  Term to
Nominees                      Company      Since     Extend to  Age


Robert W. Burgess             Director   September   February   52
                                            1990       1995

George S. Dotson              Director    February   February   53
                                            1988       1995

Walter H. Helmerich, III      Director      April    February   70
                                            1970       1995

Hans Helmerich                Director    February   February   35
                                            1989       1995

John R. Irwin                 Director,   November   February   48
                              President     1992       1995
                              and Chief
                              Executive
                              Officer

William J. Morrissey          Director    November   February   66
                                            1969       1995

     At all times during the previous five years, Mr. Burgess has served as Chief Financial Officer (Senior Vice President) for CIGNA Investment Management, CIGNA Companies. CIGNA is a diversified financial services company with major businesses in insurance, health care, pensions and investments. Mr. Burgess is not a director of any other publicly traded company.

     At all times during the previous five years, Mr. Dotson has served as Vice President - Drilling of Helmerich & Payne, Inc. and President of Helmerich & Payne International Drilling Co., both located in Tulsa, Oklahoma. Helmerich & Payne, Inc. is a diversified natural resources company with divisions engaged in drilling, exploration, production and real estate development. He serves as a director on the Board of Helmerich & Payne, Inc.

     Mr. Walter H. Helmerich, III is Chairman of the Board of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. From December 1987 through December 1989, he also held the position of Chief Executive Officer. In addition to the position Mr. Helmerich holds with Helmerich & Payne, Inc., he serves as a director on the Boards of Liberty Bank & Trust Company of Oklahoma City, N.A., Liberty Bancorp, Inc. and Caterpillar Inc. He is the father of Mr. Hans Helmerich, who is also a director of the Company.

     Mr. Hans Helmerich is President and Chief Executive Officer as well as a director of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. From December 1987 through December 1989, he held the position of President and Chief Operating Officer of Helmerich & Payne, Inc. He is a son of Mr. Walter H. Helmerich, III.

     Mr. Irwin has been employed by the Company in various executive capacities for the last fourteen years. Mr. Irwin is not a director of any other publicly traded company.


     Mr. Morrissey served as Director and Vice Chairman of the Board of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio. Mr. Morrissey is currently retired and is not a director of any other publicly traded company.

     Pursuant to an agreement between the Company, several of its wholly-owned subsidiaries, and several wholly-owned subsidiaries of CIGNA Corporation (including Insurance Company of North America), Philadelphia Investment Corporation of Delaware ("PICD") a wholly-owned subsidiary of CIGNA Corporation, was given the right, under certain circumstances, to nominate one person to be a member of the Board of Directors of the Company. Pursuant to such right, and in accordance with the terms and provisions of the Company's Bylaws, Mr. Burgess was nominated and elected as a member of the Board of Directors of the Company in September 1990. Should Mr. Burgess resign or otherwise vacate his office, another person appointed by PICD will be nominated to fill the unexpired term of office.

     The Company has standing Audit, Executive and Compensation committees. The Audit Committee members are Messrs. Dotson and Morrissey. This Committee functions to review in general terms the Company's accounting policies and audit procedures and to supervise internal accounting controls. During fiscal 1993, there was one meeting of the Audit Committee. The Executive Committee, composed of Messrs. Dotson, Hans Helmerich and Irwin, meets frequently, generally by telephone conference, for review of major decisions and to act as delegated by the Board. The Compensation Committee's members, Messrs. Hans Helmerich, Burgess and Dotson are responsible for administration of the Company's Stock Option Plans, and for review and approval of all salary and bonus arrangements. During fiscal 1993, there was one meeting of the Compensation Committee.

     There were four meetings of the Board of Directors held during fiscal 1993, all of which were regularly scheduled meetings. Each director attended, during the time of their membership, at least seventy-five percent of Board and Committee meetings.


                          EXECUTIVE COMPENSATION


     As required by the Securities and Exchange Commission ("SEC") executive compensation disclosure requirements under Item 402 of Regulation S-K, the following compensation tables and other compensation information are presented to enable shareholders to better understand the compensation of the Company's executive officers.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of three independent, nonemployee directors. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ATWOOD OCEANICS, INC. (A)

To:  The Board of Directors

     As members of the Compensation Committee, it is our duty to review compensation levels of Company's executive officers and administer the Company's stock option plan.

          _________________________
     (A) Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

Compensation Policies for Executive Officers

  In determining the compensation of the Company's executive officers, it is the policy of the Committee to take into account all factors which it considers relevant to the determination, including business conditions prevailing generally and in the Company's industry during such year, the Company's performance in such year in light of such conditions, and the performance of the specific officer under consideration and the business area of the Company for which such officer is responsible. For fiscal year ended September 30, 1993, the compensation program for executive officers consisted primarily of base salary, Company contributions to a contributory retirement plan and granting of stock options.

     For the past several years the worldwide offshore drilling market has been adversely affected by an oversupply of drilling vessels which has resulted in most companies within the industry incurring operating losses. Accordingly, in recent years, since the Company has not been profitable, executive officers' compensation has primarily been limited to base salary with no bonus plan; however, in 1993 there were some bonuses given to two officers who were closely involved in supervising the construction and start-up of the SEAHAWK operation. Prior to the downturn in the offshore drilling industry, the Company did have a deferred salary bonus plan that was linked to profitability. Except for Mr. Irwin (discussed below) the increase in the 1993 salaries of the executive officers were limited to six percent or less. In general, compensation levels for the Company's officers are at or below median levels based upon comparative industry data.

     During 1993, the Committee also considered stock options grants to each of the executive officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company.

Chief Executive Officer Compensation

     On November 1, 1992, Mr. Irwin, upon the retirement of Mr. Turrentine, was elected president and chief operating officer, and in March 1993 he was elected chief executive officer. As was the case with other officers, Mr. Irwin's compensation for fiscal year 1993 was primarily limited to base salary. However, commensurate with Mr. Irwin's promotion to president, his 1993 base salary was increased approximately thirteen percent compared to six percent or less for the other officers. On the other hand, Mr. Irwin's 1993 base salary was approximately fifteen percent less than Mr. Turrentine's base salary at the date of his retirement. Subsequent evaluations of Mr. Irwin's compensation will be based upon the same criteria as set forth above with respect to officers generally.


                                   Compensation Committee


                                   George S. Dotson
                                   Robert W. Burgess
December 31, 1993                  Hans Helmerich

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 1992-3 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

     During the Company's 1992-3 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION TABLES

     The SEC compensation disclosure rules require that various compensation information be presented in various tables as set forth below.


                        Summary Compensation Table

                                                       Long
                                                       Term
                                                      Compen-
                                                      sation
                            Annual Compensation      (Awards)

Name and                                  Other
Principal                                 Annual      Stock     All Other
Position          Year  Salary   Bonus  Compensation  Options Compensation(A)
                          ($)      ($)        ($)      (#)         ($)

John R. Irwin    1993   148,583    ---        ---      6,000       16,392
President and    1992   131,397    ---        ---      6,000       14,620
 Chief Executive 1991   124,950    ---        ---     10,000       13,925
 Officer
 (Elected Pres-
 ident on Nov.
 1, 1992)


Robert E.        1993    31,890    ---        ---      ---          1,516
 Turrentine      1992   174,204    ---        ---      ---         21,663
President and    1991   166,605    ---        ---      ---         20,206
 Chief Oper-
 ating Officer
 (until his
 retirement on
 Nov. 1, 1992)

Larry P. Till    1993   104,594  2,000        ---      4,500       12,080
 Vice President- 1992    98,736    ---        ---      4,000       11,492
 Operations      1991    93,717    ---        ---      7,500       10,936


James M. Holland 1993    99,006    ---        ---      4,500       11,260
 Senior Vice     1992    95,079    ---        ---      4,000       10,781
 President       1991    91,113    ---        ---      7,500       10,308


Glen P. Kelley   1993    83,010   1,500       ---      4,500        2,546
 Vice President- 1992    78,465    ---        ---      4,000        2,435
 Contracts and   1991    72,888    ---        ---      7,500        2,306
 Administration
_____________________

(A) The amounts shown in the "All Other Compensation" column are derived from the following:
     (i) Mr. Irwin: Annual Company contributions to the defined contribution plan ("DCP") for 1993, 1992 and 1991 of $14,858, $13,140 and $12,495,
     respectively; Company paid term life and insurance premiums ("TLIP") for 1993, 1992 and 1991 of $1,534, $1,480 and $1,430, respectively; (ii)
     Mr. Turrentine: Annual Company contributions to DCP for 1993, 1992 and 1991 of $1,466, $17,420 and $16,660, respectively; Company paid TLIP for 1993, 1992 and 1991 of $50, $4,243 and $3,546, respectively; (iii) Mr.
     Till: Annual Company contribution to the DCP for 1993, 1992 and 1991 of $10,459, $9,874 and $9,372 respectively; Company paid TLIP for 1993, 1992 and 1991 of $1,621, $1,618 and $1,564; (iv) Mr. Holland: Annual
     Company contributions to the DCP for 1993, 1992 and 1991 of $9,901, $9,508 and $9,112 respectively; Company paid TLIP for 1993, 1992 and 1991 of $1,359, $1,273 and $1,196 respectively; (v) Mr. Kelley: Annual Company contribution to the DCP for 1993, 1992 and 1991 of $1,660, $1,569 and $1,457 respectively; Company paid TLIP for 1993, 1992 and 1991 of $886, $866, and $849, respectively.


                            Option Grants Table
                                                         Potential Realizable
                                                         Value at Assumed
                                                         Annual Rates of
                                                         Stock Price Apprec-
                                                         iation for Option
     Individual Grants Made in Fiscal 1993                    Term

                    Percentage
         Number of   of Total
         Securities  Options
         Underlying  Granted
           Options  To Employ-
           Granted   ees in     Exercise
           (A,B,C)   Fiscal       Price       Expira-
Name         (#)       Year     ($/Share)    tion Date    5% ($)   10% ($)


Irwin       6,000      11.1%      10.75       6/3/98       18,780   41,940
Turrentine   ---        ---        ---          ---          ---      ---
Till        4,500       8.3%      10.75       6/3/98       14,085   31,455
Holland     4,500       8.3%      10.75       6/3/98       14,085   31,455
Kelley      4,500       8.3%      10.75       6/3/98       14,085   31,455

- - - ----------------------

(A) These options were granted on March 4, 1993 pursuant to the Company's 1990 Stock Option Plan. Twenty-five percent of such options become exercisable at each of two years, three years, four years and five years, respectively, from the date of grant.

(B) The options were granted for a term of five years and three months, subject to earlier termination in certain events related to termination of employment.

(C) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of underlying shares.

                 Option Exercises and Year End Value Table

                                     Number of
                                    Securities
                                    Underlying
                 Shares Acquired    Unexercised      Value of Unexercised
                 on Exercise dur-    Options at      In-the-Money Options
Name             ing Fiscal 1993   Sept. 30, 1993    at Sept. 30, 1993 (A)
                       (#)              (#)                ($)

                                   Exercisable/      Exercisable/
                                   Unexercisable     Unexercisable

Irwin                 ---           6,500/25,500          0/$6,000
Turrentine            ---                0/0              0/0
Till                  ---           4,675/19,325          0/$4,000
Holland               ---           5,875/20,125          0/$4,000
Kelley                ---           2,225/17,275          0/$4,000

- - - --------------------

(A) "In-the-money" options include only those options for which the various option exercise prices exceed the $10.75 per share market value of the Company's common stock at September 30, 1993.

        Atwood Oceanics, Inc. Common Stock Price Performance Graph

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ATWOOD OCEANICS, INC., CENTER FOR RESEARCH IN SECURITY PRICES ("CRSP") INDEX FOR NASDAQ STOCK MARKET AND CRSP INDEX FOR NASDAQ STOCKS (SIC 1380-1389)

Index Description   09/30/88  09/29/89  09/28/91  09/30/92  09/30/93 09/30/93

ATWOOD OCEANICS, INC. 100.0     128.3    140.6       67.9     71.7     81.1
CRSP Index for
  Nasdaq Stock Market
  (U.S. Companies)    100.0     124.3     92.6      145.6    162.9    213.4
CRSP Index for
  Nasdaq Stocks
  (SIC 1380-1389)     100.0     113.5    124.6       99.0     79.0    125.0

                 ASSUMES $100 INVESTED ON OCTOBER 1, 1988
                        ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDING SEPTEMBER 30

(To the Company's knowledge, the constituents of the peer group index set forth in the Company's proxy statement for the immediately preceding fiscal year are also the constituents of the CRSP Index for NASDAQ stocks (SIC 1380-
1389) appearing in this proxy statement.)
                                  PAGE 18

            COMPLIANCE WITH SECTION (16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from October 1, 1992 through September 30, 1993, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that (i) Messrs. John R. Irwin, James M. Holland, and Pete L. Gonzalez each inadvertently neglected to timely file one report with respect to a single event pertaining to the expiration of stock options, but subsequently reported the stock option expirations on a Form 4;
(ii) Mr. Robert E. Turrentine, inadvertently neglected to timely file two reports with respect to two events pertaining to the expiration of stock options, but subsequently reported the stock option expirations on a Form 4; and (iii) Cigna Corporation together with several of its direct and indirect wholly-owned subsidiaries inadvertently neglected to timely file one report with respect to two transactions involving the acquisition of units of a collective investment trust fund holding securities of the Company, but subsequently reported the acquisitions on a Form 4.

                           RELATED TRANSACTIONS

     On January 18, 1990, the Company acquired all of the stock of two corporations, each of which owns a 1% general partnership interest and a 49% limited partner interest in one of two Texas limited partnerships, Atwood Deep Seas, Ltd. ("Deep Seas Ltd.") and Atwood Falcon I Ltd. ("Falcon Ltd."). Deep Seas Ltd. and Falcon Ltd. collectively own three semisubmersible drilling rigs. The remaining 50% limited partnership interest in the two limited partnerships are owned by subsidiaries of Philadelphia Investment Corporation of Delaware ("PICD"), which are also indirect subsidiaries of CIGNA Corporation ("CIGNA"). PICD and CIGNA currently are, but were not at the time of the acquisition, beneficial owners of more than 5% of the Common Stock of the Company. PICD and certain of its affiliates acquired ownership of shares of the Company's Common Stock on September 26, 1990, in accordance with the terms of various documents between the parties conditionally amending the limited partnership agreements. Mr. Robert W. Burgess, a designee of PICD, currently serves on the Board of Directors of the Company.

     In November, 1992, the Company, PICD and certain of their respective subsidiaries executed documents which formally amended the limited partnership agreements and other related documents pertaining to Deep Seas Ltd. and Falcon Ltd. to reflect, among other things, revised methods for funding and exiting Deep Seas Ltd. Cash shortfalls of Deep Seas Ltd. are
funded equally by PICD and the Company.   At September 30, 1993, Deep Seas
Ltd. is obligated to repay the Company approximately $16 million and PICD approximately $12 million pursuant to subordinated promissory notes which mature February 16, 2011, resulting primarily from funding cash shortfalls. Deep Seas Ltd.'s bank lenders consented to the limited partnership amendments and modified and restated the Deep Seas Ltd. loan documents to coordinate with the amendments to the limited partnership documents.

                          DIRECTORS COMPENSATION

     As compensation for services as a director of the Company, each director not an officer and full time employee of the Company or any of its subsidiaries is paid $2,000 per meeting for attendance of regular Board meetings, and $250 per meeting for attendance of special Board and committee meetings.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accounting firm of Arthur Andersen & Co. was selected as auditors by the Company in 1970 and continues to serve in this capacity. Representatives of Arthur Andersen & Co. will be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS

     Proposals by Shareholders of the Company intended to be presented at the next Annual Meeting of the Shareholders must be received by the Company on or before September 16, 1994 in order to be included in the next Proxy statement and Form of Proxy relating to that meeting.


                               OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their judgment on such matters.

     If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

     The Company will provide, without charge, upon written request of any shareholder, a copy of its Annual Report on Form 10K including financial statement schedules for the fiscal year ended September 30, 1993 as filed with the Securities and Exchange Commission. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218.

                                   By order of the Board of Directors



                              /s/  John R. Irwin, President

Houston, Texas
January 17, 1994

                            FRONT SIDE OF PROXY



_________________________________________________________________
            ATWOOD OCEANICS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS CALLED FOR
                       FEBRUARY 10, 1994
     The undersigned, having received the Notice of Meeting and Proxy statement dated January 17, 1994, appoints James M. Holland and Larry P. Till and each or either of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of Atwood Oceanics, Inc. standing in the undersigned's name on its books on December 31, 1993 at the Annual Meeting of the Shareholders of the Company to be held February 10, 1994, at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084, 10:00 A.M., Houston Time, and any adjournment thereof, as follows:

     IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF DIRECTORS

               (PLEASE DATE AND SIGN ON REVERSE SIDE)

                                  PAGE 22
                        (BACK SIDE OF PROXY)

Please mark boxes in blue or black ink.

The proxies appointed herein may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

(1)  ELECTION OF DIRECTORS PROPOSED BY THE COMPANY:

____FOR the nominees listed below     ____WITHHOLD AUTHORITY for the nominees
listed below

NOMINEES:

ROBERT W. BURGESS   WALTER H. HELMERICH, III   WILLIAM J. MORRISSEY
GEORGE S. DOTSON    HANS HELMERICH             JOHN R. IRWIN

     Authority to vote for any specific nominee for director may be withheld by lining through or otherwise striking out such nominee's name.

(2) In their discretion, upon other matters that may properly come before the meeting.

     Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. The persons named in this proxy or their substitutes will vote in accordance with the recommendations of management on such matters.

_____________                      ____________________________
   Date                            Signature of Shareholder


                                   ____________________________
                                   Signature of Joint Shareholder
                                   NOTE: Please sign exactly as name
                                   appears above.  When signing as
                                   attorney, executor, administrator,
                                   trustee or guardian, please give
                                   full title.  If stock is held in
                                   the name of more than one person,
                                   each joint owner should sign.

             Please note any change of address.